As filed with the Securities and Exchange Commission on April 29, 1999
                           Registration Statement No. 333-25285

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            -------------------------


                         Post-effective Amendment No. 2
                                       to
                                    FORM S-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                            -------------------------

                         HANDY HARDWARE WHOLESALE, INC.
               (Exact name of Registrant as specified in charter)

       Texas                 8300 Tewantin Drive             74-1381875
(State of Incorporation)     Houston, Texas  77061         (I.R.S. Employer
                             (713) 644-1495                Identification No.)
                        (Address and telephone number of
                    Registrant's principal executive offices)
                            -------------------------

   James D. Tipton                                    Copy to:
      President                                    Donald W. Brodsky
 Handy Hardware Wholesale, Inc.                       Bo C. Chandler
   8300 Tewantin Drive                              Jenkens & Gilchrist,
    Housston, Texas 77061                         A Professional Corporation
      (713) 644-1495                              1100 Louisiana, Suite 1800
(Name, address and telephone                        Houston, Texas 77002
number of agent for service)

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: |X|

     If the Registrant elects to deliver its latest annual report to security holders, or a complete and legible facsimile thereof, pursuant to Item 11(a)(1) of this Form, check the following box: |X|


     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to such Section 8(a), may determine.

                         HANDY HARDWARE WHOLESALE, INC.
                       Deregistration of Unsold Shares of
                   Class A Common Stock, Class B Common Stock
                               and Preferred Stock

     Pursuant to this Registration Statement No. 333-25285 on Form S-2, Handy Hardware Wholesale, Inc., a Texas corporation (the "Company"), registered certain shares of its Class A Common Stock, Class B Common Stock and Preferred Stock for offering to the Company's member-dealers. The offering commenced June 6, 1997 and terminated on April 30, 1999.

     The Company hereby deregisters the shares of Class A Common Stock, Class B Common Stock and Preferred Stock that were not sold pursuant to the Registration Statement, as summarized below:

                                                                                                        No. unsold &
                                                                No. originally                             hereby
                                                                  registered           No. sold         deregistered
Class A Common Stock                                                1,490                 870                620
Class B Common Stock                                               14,593               7,255              7,338
Preferred Stock                                                    14,341               7,515              6,826

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant, Handy Hardware Wholesale, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-2 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas on April 29, 1999.

                                     HANDY HARDWARE WHOLESALE, INC.



                                     /s/ James D. Tipton
                                     -------------------------------------------
                                     James D. Tipton
                                     President and Chief Executive Officer

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                         Title                               Date
---------                         -----                               ----

/s/ James D. Tipton           President, Chief Executive         April 29, 1999
-------------------           Officer and Director
James D. Tipton

/s/ Tina S. Kirbie            Chief Financial and                April 29, 1999
-------------------           Accounting Officer
Tina S. Kirbie

/s/ Weldon D. Bailey*         Director                           April 29, 1999
-------------------
Weldon D. Bailey

/s/ Norman J. Bering, II*     Director                           April 29, 1999
-------------------
Norman J. Bering, II

/s/ Susie Bracht-Black*       Director                           April 29, 1999
-------------------
Susie Bracht-Black

/s/ Virgil H. Cox*            Director                           April 29, 1999
-------------------
Virgil H. Cox

/s/ Samuel J. Dyson*          Director                           April 29, 1999
-------------------
Samuel J. Dyson

/s/ Robert L. Eilers*         Director                           April 29, 1999
-------------------
Robert L. Eilers

/s/ Richard A. Lubke*         Director                           April 29, 1999
-------------------
Richard A. Lubke

/s/ Jimmy T. Pate*            Director                           April 29, 1999
-------------------
Jimmy T. Pate

/s/ Leroy Wellborn*           Director                           April 29, 1999
-------------------
Leroy Wellborn

*By:  /s/ James D. Tipton
      ---------------------
      Attorney-in-Fact pursuant to power of
      attorney contained in original filing of
      this Registration Statement